Exhibit 16.1

October 6, 2016
Securities and Exchange Commission
100 F Street, N.E.
 Washington, DC 20549
Commissioners:
We have read the statements made by AngioDynamics, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of AngioDynamics, Inc. dated October 4, 2016. We agree with the statements concerning our Firm in such Form 8- K.
Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, MA 02210
T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us